Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March
19, 1999 accompanying the financial statements of Earth Sciences, Inc., which report appears in the December 31, 1998 Annual on Form 10-KSB of Earth Sciences, Inc., to Form S-8 Registration Statement of Earth Sciences, Inc. and to the use of our name as appearing under the heading "Required Opinions and Consents" in the Registration Statement.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
September 8, 1999

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